                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

       We consent to the incorporation by reference of our report dated March 15, 2002 in the Registration Statement (Form S-8) pertaining to the Sunoco Partners LLC Long-Term Incentive Plan, with respect to the combined financial statements of Sunoco Logistics Partners L.P. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2001, and our reports dated:

       . December 14, 2001 with respect to the combined balance sheets of Sunoco Logistics (Predecessor), as of December 31, 2000 and 1999 and the related combined statements of income and net parent investment and of cash flows for each of the three years in the period ended December 31, 2000;

       . October 19, 2001 with respect to the balance sheet of Sunoco Logistics Partners L.P. as of October 18, 2001; and

       . October 19, 2001 with respect to the balance sheet of Sunoco Partners LLC as of October 18, 2001 in the Resistrant's Registration Statement on Form S-1/A filed February 4, 2002 and related Prospectus filed pursuant to Rule 424(b) filed February 5, 2002 by Sunoco Logistics Partners L.P.

/s/ ERNST & YOUNG LLP
---------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
July 22, 2002

                                       1